UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

TREASURE GLOBAL INC

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

TREASURE GLOBAL INC

276 5th Avenue, Suite 704 #739

New York, New York 10001

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Treasure Global Inc:

This notice and the accompanying Information Statement are being furnished to the stockholders of record of the common stock, par value $0.00001 per share (the “common stock”), of Treasure Global Inc, a Delaware corporation (the “Company”), in connection with a corporate action taken by the holders of a majority of the issued and outstanding voting securities of the Company, approving, for purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), by written consent in lieu of a special meeting dated March 7, 2023, the issuance by the Company to a single institutional investor in a private placement (the “Private Placement”) of two unsecured convertible debentures having an aggregate principal amount of $5.5 million and accrue interest at the rate of 4% per annum, (the “Convertible Debentures”) and the underlying shares of common stock issuable thereunder. The terms of the Convertible Debentures are described in more detail in the attached Information Statement.

The approval of the Private Placement for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the approval of the Private Placement and the issuance of common stock underlying the Convertible Debentures from stockholders holding a majority of the Company’s issued and outstanding voting securities.

The accompanying Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

The corporate action shall be effective on or about April 6, 2023, or approximately 20 days after we mail this Information Statement to stockholders of record.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the Private Placement. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Chong Chan “Sam” Teo

Chong Chan “Sam” Teo
Chief Executive Officer
Dated: March 17, 2023

INFORMATION STATEMENT

OF

TREASURE GLOBAL INC

276 5th Avenue, Suite 704 #739

New York, New York 10001

+6012 643 7688

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

March 17, 2023

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

Treasure Global Inc, a Delaware corporation (“TGL,” the “Company,” “we,” or “us”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of March 7, 2023 (the “Record Date”), in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the action taken by written consent by Tophill Holdings Sdn. Bhd., Chong Chan “Sam” Teo, The Evoluntionary Zeal Sdn Bhd., Su Chen “Chanell Chuah, Su Huay “Sue” Chuah, Jau Long “Jerry” Ooi, Ann Bee Tan, Kok Pin “Darren” Tan, Click Development Berhad, Souw Fung Boon, Li Shuang Pooi and Weng Lok Yu (together, the “Majority Stockholders”), the holders of a majority of the issued and outstanding voting securities of the Company, to approve, for purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), the issuance by the Company to a single institutional investor in a private placement (the “Private Placement”) of a $5.5 million unsecured convertible debentures, which accrue interest at the rate of 4% per annum, along with the underlying shares of common stock issuable thereunder upon conversion of the Convertible Debentures. The terms of the Convertible Debentures are described in more detail in this Information Statement.

The Company’s common stock is listed on The Nasdaq Capital Market (“Nasdaq”), and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635(d), which requires stockholder approval prior to the issuance in a transaction (other than a public offering) of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of the Company for a purchase price that is lower than (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”). On February 28, 2023, the closing date of the Private Placement, the Company’s common stock closed at a price per share of $1.56 and the average closing price for the five preceding days was $1.694. The Convertible Debentures will convert at (i) $1.6204 per share of Common Stock (the “Fixed Conversion Price”), or (ii) 93% of the lowest daily VWAP during the 10 consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Conversion Price”), but not lower than the Floor Price. (as set forth below), which, depending on market conditions, could potentially be below the “Minimum Price.” See “Private Placement – Conversion; Alternate Conversion upon Event of Default” below.

The approval of the Private Placement for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On February 27, 2023, the board of directors of the Company (the “Board”) adopted resolutions approving the transactions in connection with the Private Placement. In connection with the adoption of these resolutions, the Board had been informed that the Majority Stockholders were in favor of this proposal and would enter into a written consent approving the Private Placement. Thereafter, on March 7, 2023, the Majority Stockholders consented in writing to the Private Placement.

Accordingly, all necessary corporate approvals in connection with the Private Placement have been obtained and this Information Statement is being furnished to stockholders solely for purposes of informing the stockholders of the action in the manner required under the Exchange Act.

The Company knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of the Company’s issued and outstanding voting securities.

PRIVATE PLACEMENT

Purpose of the Private Placement

The Board believes it is in the best interests of the Company to raise capital in the amount of $5.06 million in a private placement transaction to fund the capital needs of the Company through the sale of a $5.5 million unsecured Convertible Debentures bearing 4% interest. The transaction is described in more detail below.

Description of the Private Placement

On February 28, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Investor subject to certain closing conditions, agreed, subject to the satisfaction of certain closing conditions, to purchase two unsecured convertible debentures having an aggregate principal amount of $5.5 million at a purchase price of 92% of the principal amount of the Convertible Debentures. On February 28, 2023, the Investor purchased a $2 million Convertible Debenture for $1.84 million (the “First Debenture”) and upon the satisfaction of certain closing conditions, including a registration statement that registers the common stock underlying the Convertible Debentures being declared effective by the Securities and Exchange Commission (the “SEC”), will purchase a $3.5 million Convertible Debenture for $3,220,000.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) served as the exclusive placement agent for the private placement (the “Private Placement”) of the Convertible Debentures. EF Hutton will receive a placement agent fee of $303,600, representing 6% of the aggregate gross cash proceeds for both Convertible Debentures. Our estimated expenses, excluding the placement agent fee, associated with the Private Placement were approximately $200,000.

Purchase Agreement

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. In addition, under the Purchase Agreement, so long as the Convertible Debentures remains outstanding (unless the holders of at least 75% in principal amount of the then outstanding Convertible Debentures shall have given prior written consent), we will not:

●	incur any indebtedness other than Permitted Indebtedness (as defined below);

●	effect or enter into an agreement to effect any variable rate transaction other than with the Investor;.

●	amend our certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders of the Convertible Debentures, or

●	make any payments in respect of any related party debt.

Convertible Debentures

General

The Convertible Debentures accrue interest at an annual percentage rate of 4% and have 12-month terms, as may be extended at the option of the holder.

Conversion; Optional Redemption Alternate

Subject to certain limitations contained within the Convertible Debentures, including those as described below, holders of the Convertible Debentures are entitled to convert the principal amount of, and accrued and unpaid interest, if any, on each Convertible Debenture, in whole or in part, from time to time over their term, into a number of shares of Common Stock equal to the quotient of the principal amount and accrued and unpaid interest, if any, being converted divided by the Conversion Price. The “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the lower of (i) $1.6204 per share of Common Stock (the “Fixed Conversion Price”) or (ii) 93% of the lowest volume-weighted average price (“VWAP”) of the Common Shares on the Primary Market during the 10 consecutive trading days immediately preceding the date on which the holder exercises its conversion right in accordance with the requirements of the applicable Convertible Debenture (the “Conversion Date”) or other date of determination (the “Variable Conversion Price”), but not lower than $0.25 per share (the “Floor Price”). The Conversion Price will be subject to adjustment to give effect to any stock dividend, stock split or recapitalization.

The holder of the Convertible Debentures may not during any calendar month convert more than an aggregate of the greater of (a) 25% of the aggregate dollar value traded on the Primary Market during such calendar month or (b) $1,100,000 of principal amount of the Convertible Debentures (plus accrued and unpaid Interest) utilizing the Variable Conversion Price. This limitation shall not apply (i) at any time upon the occurrence and during the continuance of an Event of Default, and (ii) with respect to any conversions utilizing the Fixed Conversion Price. This limitation may be waived with the consent of the Company. Notwithstanding anything to the contrary contained above, the Company shall not issue more than 3,455,894 shares of Common Stock (the “Exchange Cap”) pursuant to the terms of the Convertible, except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Stock Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holder of the Convertible Debentures. It is a closing condition to the purchase by the Investor of the $3,500,000 Convertible Debenture that such shareholder approval be obtained.

Under the Convertible Debentures, the Company has the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under the Convertible Debentures; provided that (i) the closing price of the Company’s common stock on the date of such Optional Redemption is less than the Fixed Conversion Price and (ii) the Company provides the Holder with at least 5 business days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus 10% on the principal amount being redeemed, plus all accrued and unpaid interest.

Payments Upon a Trigger Event

Pursuant to the terms of the Convertible Debentures, upon the occurrence of a Trigger Event (as defined below), the Company is required to make monthly payments beginning on the 10th calendar day after the Trigger Date and continuing on the same day of each successive calendar month. Each monthly payment shall be in an amount equal to the sum of (i) the lesser of (x) $1,000,000 and (y) the sum of outstanding principal amount of the Convertible Debentures (the “Triggered Principal Amount”), plus (ii) a 7% redemption premium in respect of such Triggered Principal Amount, and (iii) accrued and unpaid interest hereunder as of each payment date. The obligation to make such payment ceases when (A) the daily VWAP is greater than the Floor Price for a period of 5 of 7 consecutive trading days in the event of a Floor Price Trigger (as defined below) unless a new Trigger Event occurs, or (B) the date the Company has obtained stockholder approval to increase the number of Common Stock under the Exchange Cap and/ or the Exchange Cap no longer applies, in the event of an Exchange Cap Trigger (as defined below), unless a subsequent Trigger Event occurs.

“Trigger Event” shall mean (i) the daily VWAP is less than the Floor Price for five trading days during a period of any 5 of 7 consecutive trading days (a “Floor Price Trigger”), or (ii) the Company has issued in excess of 95% of the Common Stock available under the Exchange Cap (an “Exchange Cap Trigger”).

Conversion Limitation and Exchange Cap

The Investor will not have the right to convert any portion of the Convertible Debentures, to the extent that, after giving effect to such conversion, the Investor (together with certain related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion. The Investor may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

In addition, until such time as we complete the Information Statement mailing to our stockholders notifying them that we have obtained the approval of a majority of our stockholders as required by Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the Convertible Debentures or otherwise pursuant to the terms of the Convertible Debentures, if the issuance of such shares of common stock would exceed 19.99% of our outstanding shares of common stock as of February 28, 2023 or otherwise exceed the aggregate number of shares of common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq.

Events of Default

The Convertible Debentures contain events of default customary for instruments of their type (with customary grace periods, as applicable) and provide that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Convertible Debentures will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then any holder may declare all of its Convertible Debentures to be due and payable immediately. Upon the occurrence and during the continuance of any event of default, interest will accrue on the outstanding principal balance of the Convertible Debentures at a rate of 15% per annum. In addition to any other remedies, to the extent that the Convertible Debentures remain outstanding following an event of default or the Maturity Date, the holder of the Convertible Debentures will continue to have the right, but not the obligation, to convert the Convertible Debentures at the Conversion Price at any time after (x) an event of default (provided that such event of default is continuing) or (y) the Maturity Date.

Covenants

We will be subject to certain customary affirmative and negative covenants regarding the incurrence of certain indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

Company Optional Redemption Rights

We may redeem the Convertible Debentures at a price equal to the outstanding Principal balance being redeemed by the Company, plus the applicable Redemption Premium, plus all accrued and unpaid interest thereon.

Registration Rights Agreement

Pursuant to a registration rights agreement, dated as of February 28, 2023, between the Investor and us, we have granted certain registration rights to the Investor (the “Registration Rights Agreement”), pursuant to which the Company is required to register for resale all of the Common Stock underlying the Convertible Debentures. The Company is required to file an initial registration statement (the “Initial Registration Statement”) covering the resale of at least 22,880,000 shares of Common Stock, consisting of Conversion Shares, by no later than the 30th calendar day following the execution of the Registration Rights Agreement (the “Filing Deadline”).

The Initial Registration Statement is required to be declared effective by the SEC no later than 60 days after the Filing Deadline; provided that if the Company is notified by the SEC that the Initial Registration Statement will not be reviewed or is no longer subject to further review and comments, the Registration Rights Agreement requires Initial Registration Statement to be effective within 10 business days following the date on which the Company is so notified if such date precedes the date required above. The Company is required to file additional registration statements covering the resale by the Investor of the Conversion Shares not covered by the Initial Registration Statement on or prior to the 30th calendar day following receipt of a demand notice from the Investor.

Additional Information

The foregoing is only a summary of the material terms of the Purchase Agreement, the Convertible Debentures, the Registration Rights Agreement and the other ancillary transaction documents (collectively, the “Transaction Documents”), and does not purport to be a complete description of the rights and obligations of the parties thereunder.

The summary of the Transaction Documents does not purport to be complete and is qualified in its entirety by reference to the forms of such agreements, copies of which are attached to the Company’s Current Report on Form 8-K as Exhibit 10.1, 4.1 and10.2, respectively, filed with the SEC on March 1, 2023, which is incorporated by reference herein.

Reason for Stockholder Approval

Pursuant to Nasdaq Stock Market Listing Rule 5635(d), if an issuer intends to issue securities in a transaction which could result in the issuance of 20% or more of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the Minimum Price for such stock, the issuer generally must obtain the prior approval of its stockholders. The number of shares of common stock to be issued to the Investor in the Private Placement upon conversion of the Convertible Debentures could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), the Majority Stockholders approved the Private Placement.

Approval of the Private Placement

The approval of the Private Placement, including for purposes of Nasdaq Rule 5635(d), requires the approval of the holders of our outstanding shares of common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

As of the Record Date, the Company had 17,288,116 shares of common stock issued and outstanding. Holders of shares of common stock are entitled to cast one vote per share.

The Majority Stockholders collectively held 9,922,489 shares of common stock as of the Record Date, representing approximately 57.395% of the voting power of all shares of the Company’s common stock.

This Information Statement is first being mailed on or about March 17, 2023 to the Company’s stockholders of record as of the Record Date. The corporate action shall be effective on or about April 6, 2023, or approximately 20 days after we mail this Information Statement.

Effect of the Private Placement on Existing Stockholders

The issuance of securities pursuant to the Purchase Agreement and the Convertible Debentures will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including, over time, the voting power of the existing stockholders.

We have agreed to file the Registration Statement to permit the public resale of the shares of common stock underlying the Convertible Debentures. The influx of those shares into the public market could potentially have a negative effect on the trading price of our common stock.

Notice Pursuant to Section 228 of the General Corporation Law of the State of Delaware

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the Private Placement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our common stock (which interest does not differ from that of the other holders of our common stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to the Company, the following table sets forth information as of the Record Date regarding the beneficial ownership of the Company’s common stock by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

●	each of the Company’s executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 17,288,116 shares of common stock outstanding as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Beneficial Owner	Title	Common Stock	Voting Power(1)
Officers and Directors
Chong Chan “Sam” Teo	Chief Executive Officer	1,604,195	9.279%
Voon Him “Victor” Hoo	Chairman and Managing Director	—	—
Su Chen “Chanell” Chuah	Chief Operating Officer	476,000	2.753%
Yee Fei “Jaylvin” Chan	Chief Financial Officer	—	—
Su Huay “Sue” Chuah	Chief Marketing Officer	426,000	2.464%
Chen Hoe “Samuel” Sam	Chief Technology Officer	—	—
Jau Long “Jerry” Ooi	Vice President	318,696	1.843%
Joseph R. “Bobby” Banks	Director	—	—
Marco Baccanello	Director	—	—
Jeremy Roberts	Director	—	—
Officers and Directors as a Group (total of 10 persons)		2,824,821	16.339%

5% Stockholders
Chong Chan “Sam” Teo		1,604,195	9.279%
The Evolutionary Zeal Sdn Bhd(2)		1,500,000	8.676%
Tophill Holdings Sdn. Bhd.		2,756,879	15.947%

(1) Represents the percentage of voting power with respect to all shares of the Company’s outstanding common stock.

(2) Controlled by two individuals, Wan Zainudin bin Wan Ibrahim and Roslina binti Omar.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 276 5th Avenue, Suite 704 #739, New York, New York 10001, or you can contact us via telephone at +6012 643 7688. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, the timing of and the anticipated benefits of the Private Placement. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will” and words or phrases of similar substance used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. These forward-looking statements are just predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC.

Except as may be required by applicable law, the Company does not undertake or intend to update or revise any forward-looking statements, and the Company assumes no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other documents with the SEC. These reports contain additional information about Treasure Global Inc the Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. The Company is incorporating by reference the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2023.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at Treasure Global Inc, 276 5th Avenue, Suite 704 #739,New York, New York 10001, or by telephone at +6012 643 7688.

OTHER MATTERS

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated March 17, 2023. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

The Company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company’s common stock for the forwarding of this Information Statement to the beneficial owners of the Company’s common stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

By Order of the Board of Directors,

/s/ Chong Chan “Sam” Teo

Chong Chan “Sam” Teo
Chief Executive Officer
Dated: March 17, 2023